                                                                     Exhibit 3.2



                         CERTIFICATE OF DESIGNATIONS

                                      OF

               SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                      OF

                           AMERICASDOCTOR.COM, INC.

                        PURSUANT TO SECTION 151 OF THE
                       DELAWARE GENERAL CORPORATION LAW

            We, Scott M. Rifkin, M.D., Chief Executive Officer, and Allan Sanders, Secretary, of AmericasDoctor.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certify that pursuant to the authority contained in Article Fourth of the Corporation's Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation has adopted, on June 1, 1999, the following resolution creating a series of preferred stock of the Corporation designated as the Series B Redeemable Convertible Preferred Stock:

            RESOLVED, by the Board of Directors of America's Doctor, Inc., a Delaware corporation (the "Corporation"), that pursuant to Article Fourth of the Restated Certificate of Incorporation of the Corporation, as amended, there be, and hereby is, established a new series of preferred stock of the Corporation, consisting of 151,103 shares, par value $0.01 per share, designated "Series B Redeemable Convertible Series B Stock" and having the powers, designations, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions on such preferences and/or rights as set forth in Exhibit A hereto.

            IN WITNESS WHEREOF, AmericasDoctor.com, Inc. has caused this Certificate of Designations to be signed by its President and attested by its Secretary on this 1st day of June, 1999.

                                    /s/ Scott M. Rifkin
                                    ----------------------------------------
                                    Scott M. Rifkin, Chief Executive Officer

ATTEST:

/s/ Allan Sanders
------------------------
Allan Sanders, Secretary

                                                                     Exhibit A

                                  Section 1

                                 Definitions

            "Additional Shares of Common Stock" shall mean all shares of Common Stock and Common Stock Equivalents issued (or, pursuant to Section 4.4(b), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Series A Stock or Series B Stock or shares of Common Stock or Common Stock Equivalents issued or issuable (or so deemed to be issued):

                  (a) upon conversion of shares of Series A Stock or Series B Stock or exercise of the warrants issued in connection with the issuance of the Series A Stock or the Series B Stock;

                  (b) upon conversion of the warrants issued to The Wyndhurst Capital Group, LLC ("Wyndhurst") exercisable for a nominal price for a number of shares of Common Stock equal to 3/8ths of 1% of the increase in the number of the Corporation's total shares of Common Stock and Common Stock Equivalents outstanding after any financing, for every $1 million raised by Wyndhurst, up to a maximum of $10 million (including amounts paid for the Series A Stock and Series B Stock);

                  (c) to officers, directors or employees of, or consultants to, the Corporation for up to 190,000 shares of Common Stock pursuant to any stock option, incentive, bonus or compensation program approved previously or hereafter by the compensation committee of the Board of Directors;

                  (d) to officers, directors or employees of, or consultants to, the Corporation pursuant to any additional stock option, incentive, bonus or compensation program approved by the compensation committee of the Board of Directors, including any directors appointed by the holders of the Series A Stock and Series B Stock then serving;

                  (e) to Scott M. Rifkin for up to 100,000 shares of Common Stock issued pursuant to a stock option, incentive, bonus or compensation program approved by the Board of Directors or the compensation committee of the Board of Directors;

                  (f) by way of dividend or other distribution on shares of Series A Stock and Series B Stock;

                  (g) for which adjustment is made in the Conversion Price pursuant to Section 4.4(e) or (f); or

                  (h) upon conversion, exchange or exercise of any Common Stock Equivalents outstanding on the Original Issue Date.

            "Common Stock Equivalents" shall mean any warrant, option or other right to subscribe for or purchase any shares of Common Stock or any evidences of indebtedness, shares of stock or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock.

            "Conversion Price" shall mean the price at which shares of Common Stock shall be deliverable upon conversion of the Series B Stock which initially shall be the Initial Conversion Price and which shall be adjusted from time to time as provided in Section 4 hereof.

            "Conversion Rights" shall have the meaning set forth in Section 4.

            "Convertible Securities" shall mean any evidences of indebtedness, shares (other than shares of Series B Stock and the warrants issued in connection with the issuance of the Series B Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

            "Excluded Securities" shall have the meaning set forth in the Second Amended and Restated Shareholders' and Voting Agreement dated as of June 1, 1999.

            "Initial Conversion Price" shall mean $66.18.

            "Liquidation Value" shall mean $66.18, as adjusted for any stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares.

            "Option" shall mean rights, options or warrants (other than the warrants issued in connection with the issuance of the Series A Stock or Series B Stock) to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

            "Original Issue Date" shall mean the date on which the first share of Series B Stock was issued.

            "Qualified IPO" means any sale by the Corporation of shares of Common Stock or Common Stock Equivalents pursuant to a registration statement filed by the Corporation under the Securities Act (other than a registration statement filed on Form S-4 or Form S-8), which filing shall have been declared effective by the Securities and Exchange Commission, at a before-the-money market capitalization of not less than $75,000,000 and in which the gross proceeds received by the Corporation for such securities equals or exceeds $15,000,000.

            "Series A Stock" shall mean the Series A Convertible Preferred Stock of the Corporation.

            "Series B Stock" shall mean the Series B Redeemable Convertible Preferred Stock of the Corporation.

As used in this Section 3, the terms "day" and "days" mean a calendar day. Whenever the context may require, any pronoun used in this Certificate of Designations shall include the corresponding masculine, feminine and neuter forms. All references to Sections in this Certificate of Designations are references to Sections of this Certificate of Designations unless otherwise specifically set forth herein.

                                  Section 2

                                 Designation

            Of the 1,000,000 shares of preferred stock which the Corporation has authority to issue, 151,103 of such shares shall be designated and known as "Series B Redeemable Convertible Preferred Stock."

                                  Section 3

                              Liquidation Rights

            Section 3.1 Right to Liquidation Value. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series B Stock shall be entitled to receive, ratably with the Series A Stock and prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to the Liquidation Value of such Series B Stock, per share, plus an amount equal to all accrued or declared but unpaid dividends to and including the date full payment shall be tendered to the holders of the Series B Stock with respect to such liquidation, dissolution or winding up. If the assets or surplus funds to be distributed to the holders of the Series A Stock and Series B Stock are insufficient to permit the payment to such holders of their full preferential amounts, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Stock and Series B Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

            Section 3.2 Merger or Consolidation Deemed a Liquidation. The merger or consolidation of the Corporation into or with another Corporation or a sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3, and the Corporation shall pay to each of the holders of Series B Stock, ratably with the Series A Stock and prior to the consummation of any such merger, consolidation or sale of assets, an amount equal to their liquidation preference, upon surrender by such holders of Series B Stock of the stock certificates representing the outstanding shares of Series B Stock held by each such holder, unless (i) the members of the Board of Directors of the Corporation prior to such merger or consolidation constitute at least 50% of the members of the Board of Directors of the surviving entity following such merger or consolidation and (ii) the shareholders of the Corporation prior to such merger or consolidation continue to hold at least 50% of the outstanding capital stock and voting stock of the surviving entity.

            Section 3.3 Preferential Payment. All of the preferential amounts to be paid to the holders of the Series B Stock pursuant to this Section 3 shall be paid or set apart in trust for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such liquidation, dissolution or winding up.

                                  Section 4

                              Conversion Rights

            The holders of the Series B Stock shall have conversion rights as follows (the "Conversion Rights"):

            Section 4.1 Right to Convert. Each share of Series B Stock shall be convertible at the option of the holder thereof at any time and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Value for such share of Series B Stock by the Conversion Price (determined as hereinafter provided) in effect at the time of conversion. The Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which such Series B Stock is convertible) as provided in Section 4.4.

            Section 4.2 Mandatory Conversion. At the option of the Corporation, each share of Series B Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such Series B Stock, as adjusted pursuant to Section 4.4, upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a before-the-money market capitalization of not less than $75,000,000 and with aggregate gross proceeds to the Corporation of at least $15,000,000. The holders of Series B Stock entitled to receive Common Stock issuable upon such conversion of Series B Stock shall not be deemed to have converted the Series B Stock until immediately prior to the closing of such offering.

            Section 4.3 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Series B Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or name of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B

Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Stock to be converted pursuant to Section 4.1, or immediately prior to the closing of an event as described in Section 4.2, and the holder of Series B Stock entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            Section 4.4 Adjustments to Conversion Price for Diluting Issues.

            (a) No Adjustment of Conversion Price. Subject to the provisions of
Section 4.4(e) and Section 4.4(f), no adjustment in the number of shares of Common Stock into which the Series B Stock is convertible shall be made by adjustment in the Conversion Price of Series B Stock in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

            (b) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall (except as provided in the definition of "Additional Shares of Common Stock") be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.4(d)) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

                        (1) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                        (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.4(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                  (iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                  (v) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made pursuant to this Section 4.4(b) until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

                  (vi) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
Section 4.4(b) as of the actual date of their issuance.

            (c) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4(b)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of Additional Shares of Common Stock so issued.

            Notwithstanding the foregoing, the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

            (d) Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Cash and Property: Such consideration shall:

                              1) insofar as it consists of cash, be computed at
the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                              2) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              3) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

            (ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4(b), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible

      Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (e) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

                  (i) Dividends, Distributions or Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price shall be proportionately decreased to reflect such dividend, distribution or subdivision as of:

                        1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date or other effective date shall have been fixed and such dividend, distribution or subdivision shall not have been fully paid or effected on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date or other date shall be canceled as of the close of business on such record date or other date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.4(e) as of the time of actual payment of such dividend, distribution or effectiveness of such subdivision.

                  (ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (f) Adjustment for Reclassification or Reorganization. In case of any capital reorganization or reclassification of the capital stock of the Corporation (other than a reclassification covered by Section 4.4(e)(ii)), each share of Series B Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Stock would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Series B Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Stock.

            Section 4.5 No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Stock against impairment.

            Section 4.6 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Series B Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's Series B Stock.

            Section 4.7 Notices of Record Date. In the event of (i) any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Stock at least 20 days (30 days in the case of an acquisition of the Corporation through a merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties) prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

            Section 4.8 Adjustment Relating to Qualified IPO. If the Corporation has not effected a Qualified IPO on or prior to December 31, 1999, effective as of January 1, 2000, the Initial Conversion Price shall be retroactively adjusted to equal $56.73, any prior adjustment to the Conversion Price shall be recomputed as if the Initial Conversion Price had been $56.73, and such Conversion Price shall be subject to further adjustment as provided in Section 4.4.

            Section 4.9 Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all outstanding shares of Series B Stock.

            Section 4.10 Other Events Altering Conversion Price. Upon the occurrence of any event not specifically described in this Section 4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation reached in good faith, requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be so equitably reduced.

                                  Section 5

                                Voting Rights

            Section 5.1 General. Except as otherwise required by law and the provisions of this Section 5 and Section 7 below, the holders of Series B Stock and the holders of the Common Stock shall be entitled to notice of any shareholders' meeting and to vote together as a single class of capital stock upon any matter submitted to a shareholder for a vote, on the following basis:

            (a) Holders of Common Stock shall have one vote per share; and

            (b) Holders of Series A and Series B Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A and Series B Stock held by such holder is convertible at the time of such vote.

            Section 5.2 Election of Board of Directors. Notwithstanding the foregoing, the size of the Corporation's board of directors shall be fixed at nine members, which number shall not be increased or decreased without the approval or written consent of a majority of the members of the Board of Directors. The holders of the Series A Stock, the holders of the Series B Stock and the holders of the Common Stock shall be entitled to vote upon the election of directors on the following basis: (i) so long as the holders of the Series A Stock on the date hereof own no less than 2% of the outstanding Common Stock on an as converted basis, one member of the board of directors of the Corporation shall be appointed by the vote of the holders of a majority of the Series A Stock, voting as a separate class; (ii) so long as the holders of the Series B Stock on the Original Issue Date own no less than 2% of the outstanding Common Stock on an as converted basis, one member of the board of directors of the Corporation shall be appointed by the vote of the holders of a majority of the Series B Stock, voting as a separate class; and (iii) seven members of the board of directors of the Corporation shall be appointed by the vote of the holders of a majority of the Common Stock, the Series A Stock and Series B Stock, voting together as a single class. Each director shall serve until he or she resigns, dies, becomes incapacitated or is removed. A director may only be removed and/or replaced by the holders of a majority of the series, class or classes of stock which were entitled to appoint him or her.

            Section 5.3 Quorum. Except as otherwise required by law, the following shall constitute quorums at meetings of shareholders:

            (a) The presence in person, by teleconference or by proxy of the holders of shares constituting a majority of the votes entitled to vote thereat, calculated in accordance with Section 5.1 hereof, shall constitute a quorum for the purpose of transaction of business at all meetings of shareholders, except with respect to election of directors under Section 5.2 hereof and except with respect to the class voting rights under Section 7 hereof.

            (b) For the purpose of electing directors under Section 5.2 hereof,
(A) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Series A Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect pursuant to
Section 5.2(i) hereof; (B) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Series B Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect pursuant to Section 5.2(ii) hereof; and (C) the presence in person, by teleconference or by proxy of the holders of a majority of the shares of Common Stock, Series A Stock and Series B Stock entitled to vote thereat shall constitute a quorum for the purpose of electing that number of directors of the Board of Directors which such shareholders are entitled to elect pursuant to
Section 5.2(iii) hereof.

                                  Section 6

                               Dividend Rights

The holder of each share of Series A Stock shall be entitled to receive, with respect to such share, out of funds legally available for that purpose when, as and if declared by the Board of Directors, dividends in such amounts as determined by the Board of Directors; provided, however, that no dividend shall be declared or be payable on the outstanding shares of the Corporation's Common Stock (other than a dividend payable entirely in shares of Common Stock) or Series A Stock unless a dividend has been declared upon the then outstanding shares of the Series B Stock having (a) the same record date and payment date as the dividend declared and payable on the Common Stock and (b) a value per share of Series B Stock equal to the product of (i) the value per share of the dividend declared and payable on the Common Stock or Series A Stock (on an as converted basis), as the case may be and (ii) the largest number of whole shares of Common Stock into which each share of Series B Stock is convertible pursuant to Section 4 hereof on the record date for such dividend.

                                  Section 7

                                  Covenants

            So long as any shares of Series B Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than a majority of the then outstanding shares of Series B Stock, voting as a single class:

            (a) alter, change or amend the Restated Certificate of Incorporation or the Corporation's bylaws, or adopt any Certificate of Designations with respect to any other series of Series B stock, whether by amendment, merger or otherwise, in a manner which adversely affects the holders of the Series B Stock or the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Stock;

            (b) authorize, create or issue any other class or capital classes of stock or series of Series B Stock or other equity securities having (i) any preference or priority to the Series B Stock as to, or being on a parity with the Series B Stock with respect to any, redemption, dividends or assets upon liquidation or winding up of the affairs of the Corporation, including any deemed liquidation, dissolution or winding up pursuant to Section 3.2 (including encumbrances of any assets), or (ii) any superior voting rights;

            (c) increase the authorized or designated number of any class or series or equity securities; provided that the Corporation may, without the approval of the holders of the Series B Stock, increase the authorized number of shares of Common Stock in order to issue securities in connection with the Qualified IPO or to issue Excluded Securities or securities issuable upon exercise or conversion of Excluded Securities;

            (d) merge or consolidate into or with another corporation or entity or sell all or substantially all of the Corporation's assets, unless such merger or consolidation or sale has been approved by the Board of Directors, including the member of the Board of Directors designated by the holders of the Series B Stock;

            (e) acquire (whether directly or through a subsidiary) another entity or an interest in another entity, unless such acquisition has been approved by the Board of Directors, including the member of the Board of Directors designated by the holders of the Series B Stock;

            (f) pay or declare any dividend or other distribution on any shares of Common Stock or other securities of the Corporation (except as provided by Section 6);

            (g) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries, if any, or otherwise, of any shares of its capital stock, except from officers, directors or employees of or consultants to the Corporation upon termination of employment pursuant to written agreements in effect on the Original Issue Date, including under that certain Second Amended and Restated Shareholders' and Voting Rights Agreement, dated as of June 1, 1999; or

            (h) liquidate or dissolve the Corporation or reclassify any of its outstanding capital stock.

                                  Section 8

            Optional Redemption of Series B Stock. (a) The outstanding shares of Series B Stock held by any holder of Series B Stock shall be redeemable, at the option of such holder, at any time within 180 days after June 1, 2005, by written notice to the Corporation (a "Redemption Notice"), requiring the Corporation to redeem out of funds legally available therefor all of such holder's outstanding Series B Stock.

            (b) If the funds of the Corporation legally available for redemption of the Series B Stock are insufficient to redeem the total number of shares of Series B Stock surrendered for redemption, those funds which are legally available will be used to redeem the maximum possible number of shares of Series B Stock surrendered for redemption ratably among the outstanding shares of Series B Stock. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series B Stock, such funds will immediately be used to redeem the balance of the Series B Stock surrendered for redemption ratably.

            (c) For each shares of Series B Stock which is to be redeemed, the Corporation will be obligated, within 60 days after the date of receipt of the Redemption Notice therefor and surrender by such holder at the Corporation's principal office of the certificate representing such Series B Stock to pay an amount in immediately available funds (the "Redemption Price") equal to the Liquidation Value thereof plus all accrued but unpaid dividends thereon.

            (d) No share of Series B Stock is entitled to any dividends declared after the date on which the Redemption Price of such Series B Stock is paid. On such date all rights of the holder of such shares of Series B Stock will cease, and such Series B Stock will not be deemed to be outstanding.

            (e) Any shares of Series B Stock which are redeemed or otherwise acquired by the Corporation will be cancelled and will not be reissued, sold or transferred.

                                  Section 9

                               Residual Rights

            All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary shall be vested in the Common Stock.

                                  Section 10

                       No Reissuance of Series B Stock

            No share or shares of Series B Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.